EXHIBIT 99.1

                       PRESS RELEASE DATED OCTOBR 5, 2004
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            tel: 303.665.4200
       fax: 303.665.5955
   1075 South Boulder Road, Suite 205
Louisville, Colorado  80027

                                                        CTA PUBLIC RELATIONS
                                                            www.ctapr.com


                                      NEWS

FOR RELEASE:  Tuesday, October 5, 2004

CONTACT:
         Brad Long / Investor Relations    Bevo Beaven, Vice President
         Galaxy Energy                     Bill Conboy, Senior Account Executive
         (360) 945-0395                    CTA Public Relations, Inc.
         (800) 574-4294                    (303) 665-4200

         GALAXY ENERGY COMPLETES COALBED METHANE TRANSACTION IN WYOMING

ACQUISITION ADDS 4,400 NET ACRES TO GALAXY'S POWDER RIVER BASIN POSITION

DENVER, Colo. - October 5, 2004 - Galaxy Energy Corporation (OTC Bulletin Board:
GAXI) through a wholly owned subsidiary has closed on the acquisition of 4,400 net acres of coalbed methane properties in Campbell and Converse Counties, Wyoming. The company had announced the execution of a letter of agreement in July 2004.

The properties are located in the well-developed eastern portion of the Powder River Basin and include the West Recluse and Glasgow projects with target coalbed formations at depths of 500 to 800 feet. Both projects are in areas where there is existing infrastructure.

Galaxy Energy Corporation is an oil and gas exploration and production company focusing on acquiring and developing coalbed methane (CBM) properties in the Powder River Basin of Wyoming and Montana.

This press release consists of forward-looking statements regarding the intent, belief or current expectations of the company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward looking statements. The company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise. Please refer to the company's filings with the United States Securities and Exchange Commission for discussions of risks and uncertainties found in Forms 10KSB (annual report), 10QSB (quarterly report) and other filings.

Additional information may be found at the Galaxy Energy Web site, HTTP://WWW.GALAXYENERGY.COM/, or by calling Brad Long, Investor Relations/Galaxy Energy at (800) 574-4294, Bevo Beaven or Carl Thompson at CTA Public Relations at (303) 665-4200, or Renmark Financial Communications at (514) 939-3989.

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